Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-80897 and 333-151054 of Gateway Energy Corporation on Form S-8 of our report dated March 24, 2010, appearing in this Annual Report on Form 10-K/A of Gateway Energy Corporation for the year ended December 31, 2009.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
April 30, 2010